EXHIBIT 10.17

                        SECURITY AGREEMENT

     This Security Agreement (the "Agreement") is given as of the 17th day of June, 2004 by TSL ACQUISITION CORP. (the "Debtor"), whose address is 7405 Irvington Road, Omaha, Nebraska 68122, to TRINITY SPRINGS LTD., an Idaho corporation ("Trinity"), whose address is 160 7th Street W. #2C, P.O. Box 8810, Ketchum, Idaho 83340.

     Preliminary Statement. Contemporaneous herewith, the Debtor is executing and delivering to Trinity (a) a Promissory Note in the original principal amount of FIVE HUNDRED THOUSAND DOLLARS AND 00/100 DOLLARS ($500,000.00) (the "Three Year Note"); (b) a Promissory Note in the original principal amount of TWO MILLION EIGHT HUNDRED TWENTY EIGHT THOUSAND FOUR HUNDRED FORTY AND 00/100 DOLLARS ($2,828,440.00) (the "Ten Year Note"); and (c) an Asset Purchase Agreement dated as of April 24, 2004, and as amended on June 17, 2004 (the "Purchase Agreement"), among Debtor, Trinity and AMCON Distributing Company, the parent of Debtor ("AMCON"), pursuant to which, in Section 11.1 of the Purchase Agreement, Debtor has agreed to make certain royalty payments to Trinity (the "Water Royalty"). To secure the payment of the Three Year Note, the Ten Year Note and the Water Royalty, and in consideration for Trinity's execution, delivery and performance of the Purchase Agreement, the Debtor is executing and delivering to Trinity (x) this Agreement to grant Trinity a security interest in certain of the Assets; and (y) a Mortgage (the "Mortgage") to grant Trinity a security interest in Real Property.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Debtor and Trinity agree as follows:

     1. Defined Terms. All capitalized terms used but not otherwise defined herein shall have the meaning set froth in the Purchase Agreement.


     2. Grant of Security Interest. The Debtor hereby grants, conveys, mortgages, pledges, transfers and assigns to Trinity a continuing first-priority security interest in all of the Debtor's right, title and interest in and to the property and rights listed in Exhibit A attached hereto (collectively, the "Collateral").

     3. Security for Obligations. This Agreement secures the payment and performance of all present and future obligations of the Debtor to Trinity under the Three Year Note, the Ten Year Note and the Water Royalty, together with any amounts expended by or on behalf of Trinity for the protection, preservation and collection of the security interest granted herein by the Debtor to Trinity, including, without limitation, reasonable attorneys fees (collectively, the "Obligations").

     4. Representations and Covenants. Debtor hereby represents, warrants and covenants to Trinity that: (a) Debtor shall own the Collateral free and clear of any lien, security interest, claim or encumbrance, except for (i) any lien, security interest, claim or encumbrance on the Collateral that existed prior to the Closing of the transaction contemplated in the Purchase Agreement; (ii) the security interest granted by this Agreement, (iii) any subordinate lien or subordinate security interest hereafter created by Debtor, and (iv) any purchase money security interest in property hereafter acquired by Debtor;
(b) Debtor will notify Trinity in writing at least thirty (30) days prior to any change in Debtor's name, address or form of entity; (c) all of the Collateral is kept at the place where delivered to Debtor by Trinity and Debtor promptly will notify Trinity at least thirty (30) days prior to any change in location of any Collateral; and (d) except in the ordinary course of Debtor's business consistent with past practices, Debtor will not sell or offer to sell, assign, lease or otherwise dispose of any material portion of the Collateral without Trinity's prior written consent, not to be unreasonably withheld or delayed.

     5.  Further Assurances.

         a. The Debtor agrees that from time to time, at the sole expense of the Debtor, the Debtor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Trinity may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Trinity to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Debtor shall execute and file such financing or continuation statements, or amendments thereto, as Trinity may request, and shall execute a Mortgage and/or Deed of Trust or any other document reasonably requested by Trinity to perfect Trinity's first priority security interest in the Water Rights which is the subject of the Water Royalty.

         b. The Debtor hereby authorizes Trinity to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral, without the signature of the Debtor to the extent permitted by law. A copy of this Agreement shall be sufficient as a financing statement to the extent permitted by law.

     6. Trinity's Duties. The powers conferred on Trinity hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, Trinity shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against other parties or any other rights pertaining to any Collateral.

     7. Debtor Remains Liable. Notwithstanding anything herein to the contrary, (a) the Debtor shall remain liable under the contracts and agreements included in the Collateral, if any, to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Trinity of any of its rights hereunder shall not release the Debtor from any of its duties or obligations under any contracts and agreements included in the Collateral, and (c) Trinity shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Trinity be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned thereunder.

      8. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default ("Event of Default") hereunder:

          a.  An "Event of Default" as described in the Three Year Note;

          b.  An "Event of Default" as described in the Ten Year Note;

          c. Debtor shall fail to pay any installment when due of the Water Royalty pursuant to Section 11.1 of the Asset Purchase Agreement and such failure shall continue for a period of five (5) days after Trinity provides written notice of such failure to Debtor; provided, however, that in the event any amount of the Water Royalty is subject to any bona fide dispute, an Event of Default hereunder shall not occur unless Debtor fails to pay the amount of the Water Royalty that is not in dispute when originally due (subject to the five (5) day notice and right to cure period) or fails to pay the disputed amount finally adjudicated to be due by a court of competent jurisdiction from which no further appeal may be effected, and such payment is not made within twenty (20) days after the judgment of such court becomes final and no longer subject to appeal;

     9.  Remedies.  If any Event of Default shall have occurred:

         a. Trinity shall have the right to take immediate possession of the Collateral, and (i) to require the Debtor to assemble the Collateral, at the Debtor's expense, and make it available to Trinity at a place designated by Trinity which is reasonably convenient to both parties, and
(ii) to enter any of the premises of the Debtor or wherever any of the Collateral shall be located, and to keep and store the same on such premises until sold or otherwise realized upon (and if such premises are the property of the Debtor, the Debtor agrees not to charge Trinity for storage thereof).

         b. Trinity shall have the right to sell or otherwise dispose of all or any Collateral at public or private sale or sales, with such notice as may be required by law, all as Trinity, in its sole discretion, may deem advisable. The Debtor agrees that ten (10) days written notice to the Debtor of any public or private sale or other disposition of such Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Trinity may designate in such notice. Trinity shall have the right to conduct such sales on the Debtor's premises, without charge therefor. All public or private sales may be adjourned from time to time in accordance with applicable law. Trinity shall have the right to sell, lease or otherwise dispose of such Collateral, or any part thereof, for cash, credit or any combination thereof, and Trinity may purchase all or any part of such Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.

         c. Trinity may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, all the rights and remedies of a secured party on default under the Uniform Commercial Code or otherwise available at law or in equity.

         d. All rights and remedies of Trinity after a default shall be cumulative. No waiver by Trinity of any default will waive any other default or the same default on a different occasion.

         e. Debtor hereby authorizes and empowers Trinity, and appoints Trinity as attorney in fact of Debtor, which authorization, power and appointment, being coupled with an interest, is irrevocable until payment of all Obligations, at any time after a default, in Trinity's sole and absolute discretion, to: (a) request, in Debtor's name, Trinity's name or the name of a third party, confirmation from any account debtor or party obligated under or with respect to any Collateral of the amount shown by the accounts or other Collateral to be payable, or any other matter stated therein; (b) endorse in Debtor's name and to collect any chattel paper, checks, notes, drafts, instruments or other items of payment tendered to or received by Trinity in payment of any account or other obligation owing to Debtor with respect to any Collateral; (c) notify, either in Debtor's name or Trinity's name, and/or to require Debtor to notify, any account debtor or other person obligated under or in respect of any Collateral, of the fact of Trinity's lien thereon and of the collateral assignment thereof to Trinity; and (d) demand, collect, surrender, release or exchange all or any part of any Collateral or any amounts due thereunder or with respect thereto, or compromise or extend or renew for any period (whether or not longer than the initial period) any and all sums which are now or may hereafter become due or owing upon or with respect to any of the Collateral, or enforce, by suit or otherwise, payment or performance of any of the Collateral either in Trinity's own name or in the name of Debtor. Under no circumstances shall Trinity be under any duty to act in regard to any of the foregoing matters and nothing herein shall be deemed an assignment to, or assumption by, Trinity of any obligations or liabilities under or with respect to any Collateral, all of which obligations and liabilities shall remain Debtor's sole responsibility.

     10.  Indemnity and Expenses.

          a. The Debtor agrees to indemnify Trinity from and against any and all claims, losses and liabilities arising out of or relating to this Agreement and/or any of the Obligations (including, without limitation, enforcement of this Agreement and Trinity's exercise of its rights and remedies hereunder).

          b. The Debtor shall upon demand pay to Trinity the amount of any and all expenses, including, without limitation, the fees and disbursements of its counsel and of any experts and agents, which Trinity may incur following an Event of Default in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Trinity hereunder, or (iv) the failure by the Debtor to perform or observe any of the provisions hereof. All such fees, expenses and disbursements shall be deemed Obligations that are secured by this Agreement.

     11. Notice. All notices, requests and demands to or upon a party hereto shall be given in writing at the addresses set forth above and in accordance with the notices provisions set forth in the Mortgage.
     12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Idaho without giving effect to any choice of law rules thereof; provided, however, that if any of the Collateral shall be located in any jurisdiction other than Idaho, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Trinity's lien upon or other interest in such Collateral and the enforcement of Trinity's other remedies in respect of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of Idaho.

     13. Miscellaneous. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Debtor herefrom, shall in any event be effective unless the same shall be in writing and signed by the party against whom enforcement of such amendment, waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The paragraph and section headings herein are solely for convenience and shall not be deemed to limit or otherwise affect the meaning or construction of any part of this Agreement. This document shall be construed without regard to any presumption or rule requiring construction against the party causing such document or any portion thereof to be drafted. If any provision or provisions of this Agreement shall be unlawful, then such provision or provisions shall be null and void, but the remainder of the Agreement shall remain in full force and effect and be binding on the parties. A facsimile or other electronically transmitted signature of the Debtor shall be deemed an original signature.

     IN WITNESS WHEREOF, the Debtor has caused this Agreement to be executed and delivered by its duly authorized representative as of the date first above written.

                                       TSL ACQUISITION CORP.
                                       By: William F. Wright
                                          --------------------------
                                       Name:  William F. Wright
                                       Title: Chairman of the Board and
                                                Chief Executive Officer






                                EXHIBIT A

     a. Collateral. All Tangible Personal Property (but excluding Inventory), Governmental Authorizations (including, without limitation, the Seller's Water Rights or the Real Property, the Real Property Leases and all Appurtenances thereto), the Intellectual Property Rights, Records, and all other tangible and intangible property acquired by Debtor from Trinity, pursuant to the terms of the Purchase Agreement other than and excluding, for all purposes, Inventory and Accounts Receivable.

     b. Products and Proceeds. All accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor, and all proceeds, products, offspring, rents, issues, profits and returns of and from any of the Collateral described in subsection (a) above and, to the extent not otherwise included, all payments under any insurance policy or payments (whether or not Trinity is the loss payee thereof), and any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

     c. Capitalized Terms. All capitalized terms in this Agreement and Exhibit B, not otherwise defined herein, shall have the meaning given to such terms by the Purchase Agreement.